As filed with the Securities and Exchange Commission on June 10, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPIRE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-1276957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Spire Global, Inc.

8000 Towers Crescent Drive, Suite 1100

Vienna, Virginia 22182

(202) 301-5127

(Address of principal executive offices, including zip code)

2021 Equity Incentive Plan

(Full title of the plan)

Peter Platzer

Chief Executive Officer

Spire Global, Inc.

8000 Towers Crescent Drive, Suite 1100

Vienna, Virginia 22182

(202) 301-5127

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jonathan R. Zimmerman Griffin D. Foster Faegre Drinker Biddle and Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 (612) 766-7000	Boyd Johnson Spire Global, Inc. 8000 Towers Crescent Drive, Suite 1100 Vienna, Virginia 22182 (202) 301-5127

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Spire Global, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-260370) with the Securities and Exchange Commission (the “Commission”) on October 20, 2021 (the “Initial Registration Statement”), which registered shares of the Registrant’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), available for issuance under the 2021 Equity Incentive Plan. The Initial Registration Statement is currently effective and the contents thereof are incorporated herein by reference except to the extent that such content is superseded by the items appearing below.

Pursuant to General Instruction E of Form S-8, this Registration Statement is filed to register 1,000,000 additional shares of Class A Common Stock under the 2021 Equity Incentive Plan, which shares represent an increase in the number of shares available for issuance under the 2021 Equity Incentive Plan that was approved by the Company’s stockholders on June 4, 2024 (the “Additional Shares”).

This Registration Statement is hereby filed to reflect that, following the date hereof, the Additional Shares may be issued and are registered under the 2021 Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 6, 2024 (the “Annual Report”);

(2) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the Commission on May 15, 2024;

(3) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 8, 2024, March 21, 2024 and June 6, 2024 (other than information contained in a Current Report on Form 8-K that is “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended); and

(4) The description of the Registrant’s Class A Common Stock contained in the Registrant’s registration statement on Form 8-A12B filed on September 8, 2020, as updated by Exhibit 4.6 to the Annual Report, including any amendment or report filed for the purpose of updating such description.

All documents that the Registrant files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorney’s fees) which such director or officer has actually and reasonably incurred. Article VIII of the Registrant’s amended and restated bylaws provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL. In addition, the Registrant maintains a policy providing directors’ and officers’ liability insurance.

Section 102 of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director or officer, except for liability:

•
for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;
•
for a director’s or officer’s acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•
for acts of a director related to unlawful stock repurchases, redemptions or other distributions or payment of dividends;
•
for any transaction from which the director or officer derived an improper personal benefit; or
•
of an officer in any action by or in the right of the corporation.

Article IX of the Registrant’s restated certificate of incorporation includes such a provision. Moreover, Section 8.5 of the Registrant’s amended and restated bylaws provides that expenses incurred by any director or officer in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant in advance of the final disposition of such action upon receipt of a written request therefor and an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

4.1	Specimen Class A Common Stock Share Certificate.	8-K	001-39493	4.1	August 20, 2021

4.2	Spire Global, Inc. 2021 Equity Incentive Plan, as amended effective June 4, 2024.	8-K	001-39493	10.1	June 6, 2024

5.1	Opinion of Faegre Drinker Biddle & Reath LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

107	Filing Fee Table.

Item 9.	Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia, on the 10th of June, 2024.

SPIRE GLOBAL, INC.

By:	/s/ Peter Platzer
Peter Platzer
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonardo Basola and Boyd Johnson, and each one of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Platzer	Chief Executive Officer and Director (Principal Executive Officer)	June 10, 2024
Peter Platzer

/s/ Leonardo Basola	Chief Financial Officer (Principal Financial and Accounting Officer)	June 10, 2024
Leonardo Basola

/s/ Theresa Condor	Chief Operating Officer and Director	June 10, 2024
Theresa Condor

/s/ Joan Amble	Director	June 10, 2024
Joan Amble

/s/ Dirk Hoke	Director	June 10, 2024
Dirk Hoke

/s/ Stephen Messer	Director	June 10, 2024
Stephen Messer

/s/ William Porteous	Director	June 10, 2024
William Porteous